Exhibit 99.2

PROPRIETARY & CONFIDENTIAL - 2026 INVESTOR PRESENTATION Disrupting the Orbital Economy

C O N F I D E N T I A L Disclaimer 2 About this Presentation This presentation and any accompanying oral presentation (collectively, this “Presentation”) are highly confidential, have been prepared solely for informational purposes and are intended only for “accredited investors” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act. By attending or receiving this Presentation, you agree that you will not distribute, disclose, or use the information contained herein for any purpose other than evaluating a potential private placement of securities (the “PIPE Offering”) in connection with the proposed business combination (the “Business Combination” and together with the PIPE Offering, the “Proposed Transactions”) between Inflection Point Acquisition Corp. VI (the “SPAC”) and Quantum Space, LLC (the “Company” and together with the SPAC, the “Parties”). Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents to any other person, is prohibited without the prior written consent of the Parties. The Parties have engaged Cantor Fitzgerald & Co. and Moelis & Company LLC (together, the “Placement Agents”) as placement agents in connection with the proposed PIPE Offering. None of the Parties or the Placement Agents intends for this Presentation to form the basis of any transaction decision by the recipient. The information contained herein does not purport to be all - inclusive, and was provided by the Parties or is from public or other sources. The Placement Agents have not assumed any responsibility for independently verifying such information, and expressly disclaim any liability in connection with such information. None of the Parties or any of their respective affiliates, representatives or advisors, including the Placement Agents, makes any representation or warranty, express or implied, or accepts any responsibility or liability for the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the recipient of this Presentation in the course of its evaluation of the Proposed Transactions. None of the Parties or the Placement Agents makes any representation or warranty as to the achievement or reasonableness of any projections, management estimates, prospects or returns. This Presentation speaks only as of the date of the information herein and none of the Parties or the Placement Agents has any obligation to update or correct any information herein. None of the Parties or any of their respective affiliates, representatives or advisors shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Recipients of this Presentation should make their own evaluation of the Company and the Proposed Transactions and should make such other investigations as they deem necessary. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with the Parties or any of their respective affiliates, representatives or advisors, as investment, legal or tax advice. Forward Looking Statements This Presentation contains certain “forward - looking statements” within the meaning of the U.S. federal securities laws with respect to the Parties and the Proposed Transactions. These statements, which involve risks and uncertainties, include statements relating to the Proposed Transactions and their expected benefits; projected operating results and performance; the size of the orbital infrastructure market; the Company’s expectations with respect to, among other things, demand for its product and services offerings; the Company’s operations, financial performance and industry; and the Company’s business strategy, business plan, and plans to drive long - term sustainable shareholder value. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the Parties’ expectations. These risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreements with respect to the Proposed Transactions; (2) the outcome of any legal proceedings that may be instituted against the SPAC, the Company, the combined company or others following the announcement of the Proposed Transactions and any definitive agreements with respect thereto; (3) the inability to complete the Proposed Transactions due to the failure to obtain shareholder approval, to obtain financing to complete the Proposed Transactions or to satisfy the minimum cash or other conditions to closing; (4) changes to the proposed structure of the Proposed Transactions that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Proposed Transactions; (5) the ability of the Company to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Proposed Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the Proposed Transactions; (7) the ability to recognize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Proposed Transactions; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the amount of redemption requests made by the SPAC shareholders; (12) unsatisfactory safety performance of the Company’s satellite systems or security incidents at the Company’s facilities; (13) failure of the market for satellites to achieve the growth potential the Company expects; (14) any delayed launches, launch failures, failure of the Company’s satellites to reach their planned orbital locations and significant increases in the costs related to launches of satellites; (15) the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; (16) failure of the Company’s products to operate in the expected manner or defects in its products; (17) counterparty risks on contracts entered into with the Company’s customers and failure of the Company’s prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; (18) failure to successfully defend protest from other bidders for government contracts; (19) changes in the funding levels of various governmental entities with which the Company does business; and (20) other risks and uncertainties discussed in documents of the SPAC and/or the Company filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in the final prospectus of the SPAC dated as of March 26, 2026 and filed by the SPAC with the SEC on March 30, 2026, the registration statement on Form S - 4 and proxy statement/prospectus that will be filed by the Parties, and other documents filed or to be filed by Parties from time to time with the SEC, as well as the list of risk factors included in the Appendix hereto. These filings and the Appendix do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. There may be additional risks that neither the SPAC or the Company presently know or that the SPAC and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements in this Presentation.

C O N F I D E N T I A L Disclaimer (Continued) 3 Any forward - looking statements contained in this Presentation speak only as of their date, and the Parties undertakes no obligation to update any forward - looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated. Use of Projections Certain information and conclusions set forth in this Presentation are based on projections . Actual results may differ materially from those indicated in the forward - looking statements because the realization of those results is subject to many uncertainties, including economic conditions and other factors . Investors should be aware that projections are subject to many risks and uncertainties and may be materially different from actual results . Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision . This Presentation contains projected financial information with respect to the Company, including, without limitation, the Company’s projected revenue for future years. Such projected financial information constitutes forward - looking statements and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying the Company’s projected financial information are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. The inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. The Company’s independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. No Offer or Solicitation This Presentation should not be construed as a prospectus or offering document and you should not rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. This Presentation shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities . Any offer to sell securities pursuant to the PIPE Offering will be made only pursuant to a definitive subscription agreement or securities purchase agreement and related documentation and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering . Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom . The equity securities that are to be issued in the PIPE Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act . Industry and Market Data; Trademarks; Artificial Intelligence - Generated Images Certain information contained in the Presentation relates to or is based on studies, publications, statistics and surveys from third - party sources, and on the Company’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. While the Company believes that the third - party sources and its internal research are reliable, such sources and research have not been verified by any independent source. Any data on past performance or modeling contained herein is not an indication as to future performance. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to such industry and market data. The information contained in the third - party citations referenced in this Presentation is not incorporated by reference into this Presentation. This Presentation may include trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The inclusion of particular trademarks, service marks, trade names and copyrights of other companies is not intended to, and does not, imply a relationship with the Parties or the Parties’ endorsement or sponsorship. Each of the Company and the SPAC owns or has rights to various trademarks, service marks, trade names and copyrights in connection with the operation of its business which are also included in this Presentation. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the ℠ , ©, or ® symbols, but the Parties will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Images contained in this Presentation have been generated using artificial intelligence ("AI") technology and are included solely for illustrative purposes. These images do not depict, represent or otherwise portray actual products, services or offerings of any kind. No representation or warranty, express or implied, is made as to the accuracy, completeness, or reliability of any AI - generated image contained in this Presentation. Recipients of this Presentation should not rely on any such image as an accurate depiction of any existing or proposed product.

C O N F I D E N T I A L Disclaimer (Continued) 4 Additional Information and Where to Find It In connection with the Business Combination, the SPAC and the Company intend to file relevant materials with the SEC, including a registration statement on Form S - 4, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all SPAC shareholders. The SPAC will also file other documents regarding the Proposed Transactions with the SEC. Before making any voting or investment decision, investors, shareholders and other interested persons of the SPAC are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Proposed Transactions carefully and in their entirety as they become available because they will contain important information about the Proposed Transactions. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the SPAC through the website maintained by the SEC at www.sec.gov. The documents filed by the SPAC and the Company with the SEC also may be obtained free of charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Inflection Point Acquisition Corp. VI, 1680 Michigan Avenue, Suite 700 #1031, Miami Beach, Florida 33139. Participants in Solicitation The SPAC, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from the SPAC’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of the SPAC’s securities are, or will be, contained in the SPAC’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the SPAC’s shareholders in connection with the Business Combination, including and the names and interests of the Company’s directors and executive officers, will be set forth in the proxy statement/prospectus included in the Registration Statement on Form S - 4 for the Business Combination, which is expected to be filed by the SPAC and the Company with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Proven Partnership with Track Record of Success



Dr. Kam Ghaffarian

EXECUTIVE CHAIRMAN & CO-FOUNDER, QUANTUM SPACE

- Co-founder and Chairman of Intuitive Machines (Nasdaq:LUNR)
- Proven company builder of category-defining aerospace and energy platforms
- Created substantial equity value across Intuitive Machines, Axiom Space and X-Energy



Michael Blitzer

FOUNDER & CHIEF INVESTMENT OFFICER, INFLECTION POINT ASSET MANAGEMENT

- Co-CEO of Inflection Point Acquisition Corp. and Director of Intuitive Machines
- Experienced SPAC sponsor with repeat execution across strategically important technology companies
- Track records spans across Intuitive Machines, USA Rare Earth and Merlin

Active Board Participation

$1B+ Raised[1]

M&A and Capital Markets Advisory

$800M
Market Cap at De-SPAC (2023)

~10x Market Cap in 3 years

$7.5B+
Current Market Cap[2]

Co-invested in **Axiom Space ($2B valuation)[3]** and **X-Energy ($11B+ market cap)[2]**, demonstrating a long history of value creating partnerships

Experience Taking Companies Public and Enhancing Growth Post De-SPAC

(1) Represents total capital raised by Intuitive Machines since 2023.
(2) FactSet as of 5/15/2026 on a fully diluted basis.
(3) PitchBook as of 5/15/2026.

CONFIDENTIAL 5

C O N F I D E N T I A L Combined 225+ Years of Space & Defense Experience Kerry Wisnosky PRESIDENT & CO - FOUNDER Co - founder / CEO Millennium Engineering (sold 2021) engineering leader at Raytheon / Hughes and GE, specializing in missile defense and space systems Phillip Bracken CTO Space systems architect across launch vehicles and spacecrafts. Prior experience with Spaceflight, Blue Origin, Northrop Grumman and Orbital Sciences Dr. Kam Ghaffarian EXECUTIVE CHAIRMAN & CO - FOUNDER Visionary space and energy entrepreneur behind several companies dedicated to furthering human civilization. Co - founder of Intuitive Machines ($7.5B+ market cap) (1) , Axiom Space ($2B valuation) (2) , X - Energy ($11B+ market cap) (1) and Stinger Ghaffarian Technologies ("SGT") Ben Reed CO - FOUNDER & VP NASA Goddard Leadership (~25 years) and satellite servicing expert. Served as Director of Civil Space Policy on the White House National Space Council Adarsh Parekh CFO (INCOMING) (3) Finance executive (20+ years) across capital markets, M&A, and strategic transactions. Former CFO of Sidus Space (NASDAQ: SIDU) and former CFO of Terran Orbital Richard Matlock VP, NATIONAL SECURITY Nationally recognized Missile Defense pioneer with 40+ years at DoD, leading next - generation capabilities aligned with Golden Dome's mission Jim Bridenstine CEO 13 th Administrator of NASA, responsible for reestablishing an American human spaceflight program and creating NASA’s Artemis program. Served in the U . S . House of Representatives from Oklahoma’s First Congressional District from 2013 - 2018 . Most recently, Managing Partner of Artemis Group 6 (1) FactSet as of 5/15/2026 on a fully diluted basis. (2) PitchBook as of 5/15/2026. (3) Expected to start 6/8/2026.

Ranger: An Enduring, Highly Maneuverable Satellite Platform

Revolutionizing the economics and flexibility of operations in higher orbits

One of the Largest Storable Fuel Capacities

More than 4000 kg for maximum maneuverability[(1)]

Refuelable and Modular

Designed for the future

One Fuel, Multiple Uses

Multi-mode propulsion: speed, efficiency & flexibility

Long Duration

Maximizes revenue per platform


QUANTUM
SPACE

Up to 70% Reduction in Cost Beyond Low Earth Orbit

Up to **10X+** launch cost savings

15yrs Extended Satellite Useful Life[(1)]

More fuel available than today's spacecraft and refuelable

10x More Velocity than Other Platforms

Allows customers to go **anywhere, anytime, efficiently**[(3)]

17 Patents[(2)]

Offers a robust IP moat

Quantum Space is Positioned to Become a Leader of the New Orbital Economy

Note: Ranger is the Company's design concept currently in development and has not been manufactured, operated or sold to date.

(1) Based on the Company's internal design standards and requirements.

(2) Includes issued and pending patents and filed applications.

(3) Based on Quantum Space's internal studies and estimates.

CONFIDENTIAL 7

Maneuverability is Imperative for National Security[1]

Threats	U.S. Vulnerability
Orbital Asset Threats Adversaries operate high-delta-V spacecraft, conducting rendezvous and proximity operations ("RPO") near U.S. and allied assets across multiple orbital regimes	U.S. assets burn limited propellant to evade or reposition, shortening mission life and degrading operational readiness
Cislunar High Ground Cislunar orbits offer concealed staging for adversary satellites positioned to threaten U.S. assets in GEO[2] and beyond	Limited U.S. detection and tracking in cislunar regimes, leaving GEO and HEO[2] assets exposed to surprise approach
Cislunar Space Awareness Cislunar vantage could enable Chinese surveillance, threat assessment and coordination of offensive space operations	U.S. lacks persistent space-to-space detection and tracking needed to anticipate adversary action
Persistent PNT[2] Denial Russia is jamming and spoofing GPS signals across the Baltic, Black Sea and Eastern European theaters, degrading allied military and commercial navigation	Resilient, maneuverable PNT alternatives are required to sustain joint force operations under denial

QUANTUM SPACE

- High-delta-V Maneuverability
- On-Orbit Refueling
- Flexible Operations Across Orbits

Quantum Space is Expected to Deliver the Maneuverability, Refueling and Orbital Reach the U.S. Lacks

(1) Source: U.S. Space Command, DIA 'Challenges to Security in Space' reports, CSIS Space Threat Assessment.
(2) GEO - Geostationary Earth Orbit; HEO - Highly Elliptical Orbit; PNT - Positioning, Navigation, and Timing.

CONFIDENTIAL 8

Access to Higher Orbits Is Critical in Securing the High Ground in Space

GEO
Critical for commercial communication, imaging, national security

MEO[1]
Key for GPS, national security, emerging commercial business

LEO
Easy access / congested / contested / fragile





Cislunar / Moon
Strategic high ground, the first space city, waypoint to other orbits

10,000+ Assets in LEO Threatened by[2]:

- Anti-Satellite Weapons (ASAT)
- Cyber & Electronic Warfare
- High-Altitude Nuclear / Electromagnetic Pulse (EMP) Events

(1) MEO - Medium Earth Orbit.
(2) Source: ESA/NASA orbital debris and active-satellite counts; Jonathan McDowell catalog.

CONFIDENTIAL 9

Ranger Platform: Designed for Dynamic Space Operations

Theory of Competitive Endurance:

- Avoiding Operational Surprise
- Denying 1st Mover Advantage
- Counterspace Campaigning

Space Superiority & Space Control

One of the largest fuel capacities on the market, with multi-mode flexibility and long life

Space Situational Awareness / Remote Sensing

Persistent surveillance combined with high maneuverability

Refueling of Other Satellites

Large fuel load and refueling-ready by design

Satellite Life Extension of High-Value GEO Assets

Large platform plus long on-orbit life to service all sizes of GEO assets

Communication & Data Services

One of the lowest mission cost options for commercial and government services[(1)]

Orbital Transportation

Disruptive access to critical orbits at up to a factor of 10 reduction in launch costs

(1) Based on management's estimates.

CONFIDENTIAL 10

C O N F I D E N T I A L 11 (1) Based on management estimates derived from publicly available pricing for comparable launch vehicles and satellite platforms and internal analysis. Note: 4000 kg spacecraft mass to GEO, in all cases. (2) Reflects expected payment of $5 million from a rideshare partner for access to orbit, thereby reducing the cost to Quantum Space. $30M $30M SPACECRAFT $10M (2) 10x - 12x reduction $125M ACCESS TO ORBIT $40M 65% - 70% reduction $155M TOTAL TRADITIONAL DIRECT TO GEO MISSION (1) Revolutionizing Orbital Infrastructure Economics Reducing the economics to reach valuable orbits by up to 70%

How Quantum Stands Apart

Unmatched in maneuverability and on-orbit endurance


HIGH
LIFETIME
LOW
LOW
MANEUVERABILITY (DELTA VELOCITY)
HIGH
Comp 1
Comp 2
Comp 3
Comp 4
Comp 5
Comp 6
Comp 7
Comp 8
Comp 9
Comp 10
Comp 11
Comp 12
QUANTUM
SPACE
An industry-leader in maneuverability with a 15-year lifetime

Source: Based on management's estimates and peer companies' publications, trade press coverage and regulatory filings.

CONFIDENTIAL 12

Disrupting the $100B Orbital Infrastructure Market

The space economy is moving beyond LEO

2031 Market



$100B/yr
TAM
$8B/yr
SAM
$1B/yr
SOM

The global market for designing, launching and operating maneuverable spacecraft across all orbits

Serviceable missions that fit Ranger platforms

Existing programs within 3-5 year execution window. ~10% share of the SAM

THE EVOLUTION OF SPACE DEMAND

WAVE 1 ✓

Launch-Enabled Satcom & Earth Observation

WAVE 2 ✓

Proliferation of LEO Constellations

WAVE 3

Maneuverability & Flexibility at Higher Orbits at the Right Cost Point

Quantum Space is Positioned to Lead the Next Wave of Space Demand

Large Defined Defense Opportunity Today, Massive Platform Opportunity in the Future

Sources: SIA SSIR 2025 ($415B global, $20B mfg., $9.3B launch), Research and Markets OTV 2026 ($3.4B), Markets and Markets OOS ($5.1B), USSF CSCO FY26.

CONFIDENTIAL 13

Catalysts Positioning Quantum Space for Success

Defense demand is surging as commercial scales globally

Strong Tailwinds Driven by Defense Market Catalysts

Massive Surge In National Security Space

3-5x Increase

Missile Defense Program

$175B Total Initial Size

Imminent Awards & Commercial Access

Multiple **$1B+** Programs Awarding in 2026 / 2027

✓ **Space Force is poised for a significant funding boost in its 2027 budget**

Significant Market Traction Today

On-Orbit Refueling

- Deliver propellant to extend missions & enable more maneuvers
- Sell fuel to satellites in orbit

Satellite Servicing Life Extension

- Keep aging satellites earning; defer costly replacements
- Station-keeping and precise repositioning

✓ **DoW contract won to demonstrate refueling**

CONFIDENTIAL 14

Increased Investment in Space Defense: National Priority

SPACE

FY27 budget 'to reflect' Space Force need for rapid capabilities growth: Saltzman (1)

Chief of Space Operations Gen. Chance Saltzman said today that the White House, the Office of Management and Budget and DoD all agree that the service needs to grow.

1.5 trillion USD! The Pentagon disclosed the largest military budget increase since World War II (1)

Space Force programs supporting Golden Dome see big FY27 budget boost (1)


~$15B
~$18B
~$26B
~$30B
~$29B
~$40B
~$71B
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027 (2)
Space Force Budget

(1) Breaking Defense, "FY27 budget 'to reflect' Space Force need for rapid capabilities growth: Saltzman," April 1, 2026; Moomoo, "$1.5 trillion USD! The Pentagon disclosed the largest military budget request in history," April 21, 2026; Breaking Defense, "Space Force programs supporting Golden Dome see big FY27 budget boost," April 10, 2026.

(2) FY 2021 – FY 2026 figures represented in Aerospace Corporation, Center for Space Policy and Strategy, "FY 2026 Defense Space Budget: Emergence of Golden Dome" (Aug. 2025); FY 2027 figure represented in Space Force Association, "Presidential Budget Request Sets Stage for Significant Space Force Growth" (April 2026).

CONFIDENTIAL 15

C O N F I D E N T I A L Long - Term Model Aimed to Establish a Critical Role in Higher Orbits Quantum Space anticipated timeline to platform sales and services DATA & PLATFORM SERVICES BY 2030 PRODUCT SALES BY 2028 Communication & Data Services Satellite Life Extension Refueling PHASE 1 PHASE 2 16 C O N F I D E N T I A L

Roadmap to Scalable, Flight-Proven Propulsion



2026
2027
2028
2029
2030
First Flight ‣ Jun 2027
MARKET PRODUCTS
Ranger Pathfinder Development
Mission Ready ‣ Late 2028
Ranger Production Platform Development
Integrated into Production Platform
CORE IP
Rendezvous and Proximity Operations Capabilities
Refueler Development
Multi-Mode Propulsion Development

CONFIDENTIAL 17

Significant Market Traction Across the Space Economy

CUSTOMER:	CUSTOMER:	CUSTOMER:	CUSTOMER:
United States Space Force	Department of War	DARPA	Air Force Research Lab
CISLUNAR	GEO FUEL DEPOT	CISLUNAR	MULTI-MODE PROPULSION
CONTRACT VALUE: $16M(1)	PROPOSAL VALUE: $36M(2)	PROPOSAL VALUE: $30M(2)	CONTRACT VALUE: $4M
ENABLES: Payload hosting data services	ENABLES: Competitive Endurance	ENABLES: Space Superiority	ENABLES: Long life mission & mission flexibility

(1) *Assumes government exercise of options.*

(2) *Reflects the value of a proposal made by the Company. No binding agreement relating to the proposed amount has been executed. There is no assurance that the Company will enter into a binding agreement for such amount or at all.*

CONFIDENTIAL 18

Recent Andromeda Contract Award Acts as a Defining Milestone

Non-dilutive funding validating Ranger's core capabilities

Space Force's Flagship Program[1]

- Field a proliferated constellation of highly maneuverable, refuellable spacecraft in geosynchronous orbit
- Purpose-built to inspect, photograph and maintain persistent custody of objects operating in GEO

Ranger Core Capabilities Involved in Andromeda

- ✓ High-delta-V GEO maneuvering across the full GEO belt
- ✓ Autonomous rendezvous and proximity operations under operational conditions
- ✓ On-Orbit refueling integration in an operational context
- ✓ Continued maturation of Quantum Space's high mass fraction conformal tank architecture

$6.2B+

IDIQ Ceiling Value[2]

- GEO Inspection
- Space Domain Awareness
- Autonomous RPO
- On-Orbit Refueling

Defining Milestone that Moves Ranger from a Development Platform to Operational Deployment

(1) Source: Air & Space Forces Magazine / GovConWire reporting on Andromeda.

(2) $6.2 billion reflects the maximum shared contract value across 14 awardees. Funding will be allocated among competitive bidders, and the Company has not been allocated any funding under this contract as of this date.

CONFIDENTIAL 19

Robust Pipeline of Additional Opportunities to Fuel Future Growth

Theory of Competitive Endurance:

Total Pipeline Value:
~$5.2B

Space Superiority & Space Control
Pipeline Value: $1.3B

Select Pipeline Contracts:

Maneuverable Space Domain Awareness
(~$300M)

DoW Hosted Payload
(~$100M)

Space Situational Awareness / Remote Sensing
Pipeline Value: $1.0B

Golden Dome Spacecraft
(~$200M)

Commercial Space Domain Mission
(~$150M)

Refueling of Other Satellites
Pipeline Value: $0.5B

Government Refueling Services
(~$300M)

Government Refueling Vehicle
(~$100M)

Satellite Life Extension of High-Value GEO Assets
Pipeline Value: $0.7B

Commercial Life Extension Services
(~$400M)

Government Life Extension
(~$100M)

Communication & Data Services
Pipeline Value: $1.3B

Commercial Communication Services
(~$350M)

Commercial Payload Hosting
(~$200M)

Orbital Transportation
Pipeline Value: $0.4B

Tug Service
(~$200M)

Commercial Deployment Service
(~$150M)

Quantum Space is Uniquely Positioned to Secure Future Contracts Given its Best-in-Class, Patented Capabilities

Note: Reflects unweighted pipeline value; based on management estimates and publicly available information sources.

CONFIDENTIAL 20

C O N F I D E N T I A L Scaling Revenue While Improving Margins (1) 21 (1) Revenue and margin projections reflect contracted backlog and a probability - weighted pipeline based on management estimates and are subject to risks including contract timing, pipeline conversion and broader market conditions. As a result, actual results may differ materially from these projections. $24M $61M FY2026E FY2027E 22% 23% Revenue Gross Margin 156%

Transaction Summary

Transaction Highlights

- Quantum Space is valued at $600M pre-money equity value
- Combined company has secured $300M in committed capital, anchored by IPAM and several new institutional investors
- Existing shareholders will roll 100% of interest and will retain at least ~50% of ownership at close[1]

Sources and Uses

Sources ($M)		Uses ($M)	
Quantum Rollover Equity	$600.0	Equity to Quantum	$600.0
SPAC Trust[1]	253.0	Cash to Balance Sheet[6]	533.0
PIPE[5]	300.0	Est. Transaction Expenses	20.0
Total Sources	**$1,153.0**	**Total Uses**	**$1,153.0**

Illustrative Ownership at Close

($M except per share values)

Shareholder	Pro Forma Shares (M)	Ownership (%)
Quantum Space Rollover[1]	60.0	50.2%
Inflection Point Public Shareholders[1][2]	25.3	21.2%
PIPE Investors[3]	25.9	21.6%
Inflection Point Sponsor[4]	8.4	7.0%
Total Pro Forma Shares Outstanding	119.6	100.0%
Trust Value Per Share[1]		$10.00
Pro Forma Equity Value		$1,196.2
(-) Pro Forma Cash on Balance Sheet		($533.0)
Pro Forma Enterprise Value		$663.2



21.6%
21.2%
7.0%
50.2%
IPFX Shareholders
Quantum Shareholders
PIPE Shareholders
Inflection Point

(1) Assumes 0% redemptions. Total cash in trust as of 03/31/26. Trust value per share is the assumed value at merger and does not account for additional expected accrued interest on cash in trust, which would increase the trust value per share at closing. Business combination consideration to be calculated based on redemption price of public shares in connection with closing.
(2) Includes shares underlying public rights issued in connection with Inflection Point IPO.
(3) Based on initial $12.00 PIPE conversion price. Includes impact of OID on $60M prefunded component. Does not include the impact of warrants issued in connection with the PIPE.
(4) Includes private placement shares and shares underlying private placement rights.
(5) Total PIPE includes $60M of cash funded at announcement and $240M of cash funded at close.
(6) Assumes no cash burn from announcement to close. $533M pro forma cash to balance sheet assumes: $300M PIPE from new and existing investors, up to $253M in cash held in SPAC trust, and $20M of transaction expenses.

CONFIDENTIAL 22

C O N F I D E N T I A L Risk Factors 23 Risks Related to Quantum Space’s Business and Industry • Quantum Space is an early - stage company with a history of losses. • Quantum Space has not been profitable historically and may not achieve or maintain profitability in the future. • Quantum Space will require additional capital in order to reach production at scale and profitability, which could be dilutive to investors or result in increased indebtedness. Additional capital may not be available to the Company on desirable terms or at all. If the company fails to obtain additional capital, it may not be able to sustain operations. • Quantum Space’s limited operating history makes it difficult to evaluate its current business and future prospects. • Quantum Space has not yet manufactured or delivered a fully operational Ranger satellite to customers, and the Ranger platform may not be successfully developed or operate as intended. • Quantum Space faces significant competition from existing and new companies, including larger companies with greater access to capital and resources. • Quantum Space may fail to recruit, train and retain the highly skilled engineers, scientists and operators necessary to remain competitive and execute Quantum Space’s growth strategy. • The market for highly maneuverable spacecraft platforms and on - orbit services may not achieve the growth potential that Quantum Space expects, which could adversely affect its revenue and prospects. • Quantum Space may be unsuccessful at evaluating or pursuing strategic opportunities, which could adversely affect its revenue, financial condition and results of operations. • Certain of Quantum Space’s customer contracts may be terminated by the customer at any time for convenience, with or without cause, with notice periods of varying lengths. If one or more customers terminate their contracts with Quantum Space, its revenue and results of operations could be adversely affected. • Unsatisfactory safety performance of Quantum Space’s spacecraft systems or security incidents at its facilities could result in significant harm to its business and reputation. • Delayed launches, launch failures, failure of the Ranger platform to reach its planned orbital location, significant increases in launch costs, or insufficient capacity from launch providers could materially harm Quantum Space’s business. • Quantum Space’s customer concentration exposes it to significant risk, as the loss of one or more key customers could have a material adverse effect on revenue and results of operations. • Quantum Space is subject to risks associated with commercial spaceflight, including the possibility of accidents on launch or during on - orbit operations, which could result in significant liability and reputational harm. • Risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and propellants used in Quantum Space’s operations, and its reliance on a limited number of suppliers for certain space - grade materials and components, could adversely affect its business. • Quantum Space may fail to comply with laws and regulations applicable to its business, and any changes in funding levels of governmental entities with which Quantum Space does business could have a material adverse effect on its operations. • Quantum Space’s dependence on U.S. government contracts exposes it to risks relating to the government's budget deficit, the national debt, and any failure to complete the annual appropriations process, any of which could result in delays or reductions in Quantum Space’s contracts. • Quantum Space may fail to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations, which could result in significant penalties and harm to its business. • Quantum Space may fail to protect the confidentiality of its trade secrets and know how. • Quantum Space may be subject to claims that it infringes third - party intellectual property rights, which could result in significant costs and materially adversely affect its business and results of operations. • Quantum Space may be subject to cyber incidents that could disrupt its operations and adversely affect its business. • Adverse economic conditions, including economic slowdowns or reductions in government spending, may adversely affect Quantum Space’s business. • Uncertain global macro - economic and political conditions could materially adversely affect Quantum Space’s results of operations and financial condition.

C O N F I D E N T I A L Risk Factors (Continued) 24 Risks Related to the Proposed Business Combination • Past performance by Inflection Point Asset Management, the SPAC's management team, its and their advisors, and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in Quantum Space. • The consummation of the Business Combination is expected to be subject to a number of conditions and, if those conditions are not satisfied or waived, any definitive agreement relating to the Business Combination may be terminated in accordance with its terms and the Business Combination may not be completed. • The ability of the SPAC’s shareholders to exercise redemption rights with respect to a large number of outstanding Class A ordinary shares may prevent the SPAC from completing the Business Combination or optimizing its capital structure. • The benefits of the Business Combination may not be realized to the extent currently anticipated by Quantum Space and the SPAC, or at all. The ability to recognize any such benefits may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain and expand relationships with customers and suppliers and retain its management and key employees. • Quantum Space and the SPAC will incur significant transaction and transition costs in connection with the Business Combination, which could be higher than currently anticipated. • Some of the SPAC’s executive officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Quantum Space is an appropriate target for the SPAC’s initial business combination . Such persons may receive a positive return on their investment in the SPAC's founder shares and in preferred equity and related securities of the combined company, even if the SPAC's public shareholders experience a negative return on their investment . • There are risks to unaffiliated investors by taking Quantum Space public through a business combination rather than through an underwritten offering. Inflection Point Asset Management and the SPAC cannot assure you that their diligence review has identified all material risks associated with the Business Combination. • An active trading market for the combined company’s securities may not develop, which may limit your ability to sell such securities. • The net cash available to the combined company from the SPAC's trust account with respect to each public share that is not redeemed will be materially less than the price per share implied in the Business Combination. • After the closing of the Business Combination, sales of a substantial number of shares of the combined company’s stock in the public market by existing shareholders could cause the stock price to decline. • After the closing of the Business Combination, a significant number of shares of the combined company’s stock will be subject to issuance upon exercise of outstanding warrants, which may result in dilution to the combined company’s shareholders. • There can be no assurance that the combined company will be able to meet the initial listing standards of Nasdaq, or following the closing of the Proposed Transaction, the continued listing standards of Nasdaq.

PROPRIETARY & CONFIDENTIAL - 2026 Thank you